UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2007

ISONICS CORPORATION
(Exact name of registrant as specified in its charter)

California	001-12531	77-0338561
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

5906 McIntyre Street, Golden, Colorado 80403
Address of principal executive offices

303-279-7900
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sales of Securities

Effective January 1, 2007 and February 1, 2007 we have issued various shares of common stock to holders of our 8% Convertible Debentures in payment of our monthly principal and interest obligations.  The following table summarizes such:

For Month Ended	Effective Date of Transaction	Number of Shares Issued
December 31, 2006	January 1, 2007	481,048
January 31, 2007	February 1, 2007	470,928

The following sets forth the information required by Item 701 of Regulation S-K in connection with the above stated transactions:

(a)           The transactions were completed effective as stated in the above table.

(b)           There was no placement agent or underwriter for the transactions.

(c)           The shares were not sold for cash.

(d)           We relied on the exemption from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 for these transactions.  We did not engage in any public advertising or general solicitation in connection with these transactions.  The investors had access to all of our reports filed with the Securities and Exchange Commission, our press releases and other financial, business and corporate information.  Based on our investigation, we believe that the investors obtained all information regarding Isonics that they requested, received answers to all questions they posed and otherwise understood the risks of accepting our securities for investment purposes.

(e)           The common stock issued in these transactions is not convertible or exchangeable.  No warrants were issued in these transactions.

(f)            We received no cash proceeds from the issuance of the shares.  We did receive a relief from indebtedness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 6th day of  February 2007.

Isonics Corporation

By:	/s/ James E. Alexander
James E. Alexander
President and Chief Executive Officer